                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

                                July 23, 1998
              Date of Report (Date of earliest event reported)



                         TRANSACTION NETWORK SERVICES, INC.
              (Exact name of registrant as specified in its charter)


         Delaware                       0-23856                 54-1555332
(State of other jurisdiction          (Commission             (IRS Employer
of incorporation or organization)       File No.)           Identification No.)


                1939 Roland Clarke Place, Reston, Virginia 20191
             (Address of principal executive offices and zip code)


                                  (703) 453-8300
             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

   On July 23, 1998, Transaction Network Services, Inc. (the "Company") sold certain assets which comprised the Company's automated teller machines transaction processing business (the "Business") to Money Access Service Inc. ("MAS"), a Delaware corporation. MAS is a wholly-owned subsidiary of Electronic Payment Systems, Inc. ("EPS"), a customer of the Company. The assets sold to MAS were acquired by the Company from SunTech Processing Systems, L.L.C ("SunTech"), a Texas limited liability company, on February 27, 1998, and had been held on the Company's books as an asset held for sale. The assets were acquired by the Company in conjunction with the acquisition of SunTech's business of developing payment systems technology for automated teller machines. The consideration received after arm's-length negotiations was $6 million in cash. In addition, the Company retained the right to certain equipment and accounts receivable of the Business. The terms of the acquisition also included: (a) a software license whereby the Company was granted a non-exclusive, perpetual right to use certain software associated with the Business at locations outside the United States; and (b) an agreement with EPS whereby EPS committed, under certain circumstances, to purchase certain modems from the Company during a three year period.

                             SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRANSACTION NETWORK SERVICES, INC.

Dated: August 7, 1998                 By: /s/Thaddeus G. Weed
                                          ------------------------------
                                          Thaddeus G. Weed
                                          Chief Financial Officer & Treasurer